Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                   LAW OFFICES
            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    _________
                  MIAMI (305) 789-3200  BROWARD (954) 463-5440
                               FAX (305) 789-3395

   --------------------------- ----------------------------- --------------------------------- ---------------------------------

   E. RICHARD ALHADEFF         RICHARD B. JACKSON            GLENN M. RISSMAN                           OWEN S. FREED
   LOUISE JACOWITZ ALLEN       THEODORE A. JEWELL            CARL D. ROSTON                             SENIOR COUNSEL
   STUART D. AMES              MICHAEL I. KEYES              DAVID A. ROTHSTEIN
   LAWRENCE J. BAILIN          TEDDY D. KLINGHOFFER          BETTY CHANG ROWE                           DAVID M. SMITH
   PATRICK A. BARRY            ROBERT T. KOFMAN              STEVEN D. RUBIN                         LAND USE CONSULTANT
   AMANDA C. BARRY             THOMAS A. LASH                CLAIRE  SAADY
   SHAWN BAYNE                 PAUL TAGER LEHR               MIMI L. SALL
   LISA K. BENNETT             VERNON L. LEWIS               NICOLE S. SAYFIE                            TAMPA OFFICE
   SUSAN FLEMING BENNETT       WENDELL T. LOCKE              RICHARD E. SCHATZ                            SUITE 2200
   LISA K. BERG                KEVIN B. LOVE                 LESTER E. SEGAL                      SUNTRUST FINANCIAL CENTRE
   MARK J. BERNET              JOY SPILLIS LUNDEEN           JAY B. SHAPIRO                        401 EAST JACKSON STREET
   HANS C. BEYER               GEOFFREY MacDONALD            MARTIN S. SIMKOVIC                      TAMPA, FLORIDA 33602
   MARTIN G. BURKETT           MICHAEL C. MARSH              CURTIS H. SITTERSON
   CLAIRE BAILEY CARRAWAY      BRIAN J. McDONOUGH            RONNI D. SOLOMON                           (813) 223-4800
   ELLEN I. CHO                ANTONIO R. MENENDEZ           MARK D. SOLOV
   SETH THOMAS CRAINE          FRANCISCO J. MENENDEZ         EUGENE E. STEARNS
   PETER L. DESIDERIO          ALISON W. MILLER              JENNIFER D. STEARNS                    FORT LAUDERDALE OFFICE
   MARK P. DIKEMAN             VICKI LYNN MONROE             BRADFORD SWING                               SUITE 1900
   SHARON QUINN DIXON          HAROLD D. MOOREFIELD, JR.     SUSAN J. TOEPFER                     200 EAST BROWARD BOULEVARD
   ALAN H. FEIN                JOHN N. MURATIDES             ANNETTE TORRES                     FORT LAUDERDALE, FLORIDA 33301
   ANGELO M. FILIPPI           JOHN K. OLSON                 DENNIS R. TURNER
   ANDREA F. FISHER            ROBERT C. OWENS               RONALD L. WEAVER                           (954) 462-9500
   ROBERT E. GALLAGHER, JR.    JAY P. W. PHILP               ROBERT I. WEISSLER
   CHAVA E. GENET              DARRIN J. QUAM                PATRICIA G. WELLES
   LATASHA A. GETHERS          NICOLE R. RAMIREZ             THOMAS H. WILLIAMS, JR.
   PATRICIA K. GREEN           JOHN M. RAWICZ                MARTIN B. WOODS
   JOSEPH K. HALL              PATRICIA A. REDMOND
   ALICE R. HUNEYCUTT          ELIZABETH G. RICE
   --------------------------- ----------------------------- --------------------------------- ---------------------------------

April 17, 1998



Mr. Jack L. Aronowitz
Chairman of the Board of Directors, President and Chief Executive Officer
Technical Chemicals and Products, Inc.
3341 S.W. 15th Street
Pompano Beach, Florida 33069

Dear Mr. Aronowitz:

     We have acted as counsel for Technical Chemicals & Products, Inc., a Florida corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,596,500 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options available for grant under the Company's 1992 Stock Option Plan (the "Plan") and a series of Nonstatutory Stock Option Agreements (collectively, the "Option Agreements"), between the Company and the following individuals:


    Brian Foremny             Jack Aronowitz             Stuart R. Streger
    Martin Gurkin             John Pippert               Kathryn Harrigan
    Clayton Rautbord          Colin Morris               Frank Kochinke
    Bob Bachkosky             Joel Mitchen               Brett Miller
    Allen Piedmont            Jeff Bolts                 Howard Goldman
    Steve Miller              Stephen Dresnick           Gregory Candelmo
    James Drummond            Martin Epstein             Jerry Foster
    Allyson Spaulding         Marcie Tiso                Mark Morin
    Robert Simons             Lori Halliday              Keith Herring
    Peter Giavatto            Jarrett Hess               Lamont Robinson
    Shawn Holmes              Kiyoko Chastain            Luis Leguillou
    Bonilyn Brown             William Pfister.

     In connection with our opinion, we have examined: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company; and (iii) such other documents, certificates and proceedings as we have considered necessary or appropriate for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares pursuant to the Plan.

     In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares registered under the Registration Statement which are issuable upon the exercise of stock options to be granted pursuant to the Plan and the Option Agreements, will, if and when issued and delivered by the Company against payment of adequate consideration therefor in accordance with the Plan and the Option Agreements, be validly issued, fully paid and non-assessable.

     This opinion is intended solely for the Company's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            STEARNS WEAVER MILLER WEISSLER
                                            ALHADEFF & SITTERSON, P.A.